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                                                                  EXHIBIT 11(b)


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 13 to the registration statement of Schwab Investments on Form N-1A (the "Registration Statement") of our reports dated September 29, 1995, relating to the financial statements of the Schwab 1000 Fund, the Schwab Long-Term Government Bond Fund, the Schwab Short/Intermediate Government Bond Fund, the Schwab Long-Term Tax-Free Bond Fund, the Schwab Short/Intermediate Tax-Free Bond Fund, the Schwab California Long-Term Tax-Free Bond Fund and the Schwab California Short/Intermediate Tax-Free Bond Fund, which appear in such Statement of Additional Information, and to the incorporation by reference of our reports into the Prospectuses which constitute part of this Registration Statement. We also consent to the references to us under the heading "Accountants and Reports to Shareholders" in such Statement of Additional Information and to the references to us under the headings "Financial Highlights" in such prospectuses.



/s/ Price Waterhouse LLP
Price Waterhouse LLP
555 California Street
San Francisco, CA 94104

December 18, 1995